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METLIFE CAPITAL EQUIPMENT LOAN TRUST 1997-A                         EXHIBIT 99.1

  $304,203,000        Class A 6.85% Asset Backed Notes
  $26,452,783         Class B Fixed Rate Asset Backed Notes

  STATEMENT TO NOTEHOLDERS PURSUANT TO SECTION 5.06 OF THE
                TRANSFER AND SERVICING AGREEMENT
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
Payment Date:                                                                          20-Aug-98

(i)  Amount of principal being paid on the Notes:
            (a)  Class A Notes                                                             $0.00
                 per $1,000 original principal amount:                               $0.00000000

            (b)  Class B Notes                                                             $0.00
                 per $1,000 original principal amount:                               $0.00000000

            (c)  Total                                                                     $0.00

(ii)  Amount of interest being paid on the Notes
            (a)  Class A Notes                                                     $1,736,492.13
                 per $1,000 original principal amount:                               $5.70833335

            (b)  Class B Notes                                                       $151,001.30
                 per $1,000 original principal amount:                               $5.70833322

            (c)  Total                                                             $1,887,493.43

(iii) Balances at the end of the related Collection Period
            (a)  Pool Balance at the end of the related Collection Period        $330,655,783.00
            (b)  aggregate Principal Balance of the Receivables                  $330,455,373.24
            (c)  amount in the Principal Funding Account                             $200,409.76

(iv)  After giving effect to distributions on this Distribution Date:
            (a)  outstanding principal amount of Class A Notes:                  $304,203,000.00
            (b)  Class A Note Pool Factor:                                             1.0000000

(v)  Amount of Servicing Fee being paid:                                             $137,773.24

(vi)  Amount of Administration Fee being paid:                                           $500.00

(vii)  Aggregate Acquisition Amounts for Collection Period:
            (a) by Transferor                                                              $0.00
            (b) by Servicer                                                                $0.00

(viii)  Amount of Realized Losses for the Collection:                                $116,713.45

(ix)  Ending Reserve Account Balance:                                              $4,742,046.01

(x)  Specified Reserve Account Balance:                                            $4,742,046.01

(xi)    (a)  Noteholders' Class A Interest Distributable Amount:                   $1,736,492.13
        (b)  Noteholders' Class B Interest Distributable Amount:                     $151,001.30
        (c)  Class A Noteholders' Principal Distributable Amount:                          $0.00
        (d)  Class B Noteholders' Principal Distributable Amount:                          $0.00
        (e)  Amount withdrawn from Reserve Account per Section 5.05(c) or (d)              $0.00

(xii)  Deliquency Summary
        (a)  Delinquencies 61 to 90 days                                             $615,744.95
        (b)  Delinquencies over 90 days                                              $171,989.46

(xiii)  Deliquency Summary - % of aggregate principal balance of the receivables
        (a)  Delinquencies 61 to 90 days                                                    0.19%
        (b)  Delinquencies over 90 days                                                     0.05%
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